Exhibit 4.34

CONTRATO DE RESOLUCIÓN DE MUTUO ACUERDO DEL

JOINT VENTURE AGREEMENT Y DEMÁS ACUERDOS DERIVADOS DEL MISMO

celebrado entre

GRUPO FERROATLÁNTICA, S.A.U.,

FERROATLÁNTICA PARTICIPACIONES, S.L.U.,

SILICIO FERROSOLAR, S.L.U.,

FERROATLÁNTICA, S.A.U.,

AURINKA PHOTOVOLTAIC GROUP, S.L.,

BLUE POWER CORPORATION, S.L.,

FERROSOLAR OPCO GROUP, S.L.

Y

FERROSOLAR R&D, S.L.

En Madrid, a 11 de julio de 2019

CONTRATO DE RESOLUCIÓN DE MUTUO ACUERDO DEL

JOINT VENTURE AGREEMENT Y DEMÁS ACUERDOS DERIVADOS DEL MISMO

En Madrid, a 11 de julio de 2019

REUNIDOS

DE UNA PARTE

(1)

Dña. Clara Cerdán Molina,  mayor de edad, de nacionalidad española, Abogado, con D.N.I nº 48498082-Y, en vigor, y domicilio a estos efectos en Paseo de la Castellana, nº 259-D- Torre Espacio, planta 49, 28046, Madrid.

Interviene en nombre y representación de la sociedad Grupo FerroAtlántica, S.A.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Jaime Recarte Casanova, el día 19 de octubre de 2007, bajo el número 3.838 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 24921, folio 24, , hoja M-448707, y con Código de Identificación Fiscal A-85255370 (“Grupo FAT”). Ostenta dicha representación, que asegura vigente, en virtud de escritura pública de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.699, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid al tomo 34508, folio 177, sección 8, hoja M-448707.

Asimismo, interviene en nombre y representación de la sociedad Silicio FerroSolar, S.L.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Jaime Recarte Casanova, el día 10 de julio de 2.008, bajo el número 2.369 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 25905, folio 20, hoja M- 466968, y con Código de Identificación Fiscal B-85504884 (“SFS”). Ostenta dicha representación, que asegura vigente, en virtud de escritura de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.700, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid al tomo 25905, folio 215, sección 8, hoja M-466968.

Asimismo, interviene en nombre y representación de la sociedad FerroAtlántica, S.A.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Raul Vall Vidardell, el día 29 de septiembre de 1992, bajo el número 3.016 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 3720, folio 188, hoja M-63610, y con Código de Identificación

Fiscal A-80420516 (“FAT”). Ostenta dicha representación, que asegura vigente, en virtud de escritura de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.695, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid, al tomo 29861, folio 175, sección 8, hoja M-63610.

Interviene, igualmente, en nombre y representación de la sociedad FerroAtlántica Participaciones, S.L.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido, mediante escritura otorgada ante el notario de Madrid, D. Jaime Recarte Casanova, el día 2 de abril de 2019, bajo el número 1898 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 29861, folio 189 , hoja M-63610, y con Código de Identificación Fiscal B-88358619 (la “Sociedad Beneficiaria”). Ostenta dicha representación, que asegura vigente, en virtud de escritura de apoderamiento otorgada, según consta en la escritura otorgada el día 26 de junio 2019, ante el Notario de Madrid, D. Jaime Recarte Casanova, con el número 3.661 de orden de su protocolo.

DE OTRA PARTE

(2)

D. Benjamín Llaneza Caruana, de nacionalidad española, mayor de edad, casado, con domicilio profesional en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid , y con Documento Nacional de Identidad número 50446574-F, en vigor.

Interviene en nombre y representación de la sociedad Blue Power Corporation, S.L.,  domiciliada en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid, constituida por tiempo indefinido mediante escritura pública otorgada ante el notario de Madrid, D. Rafael Vallejo Zapatero, el día  20 de julio de 2015, bajo el número 1.257 de orden de su protocolo,  inscrita en el Registro Mercantil de Madrid al tomo 33.763, folio 12,hoja M-607671, y con Código de Identificación Fiscal B-87339248 (“Blue Power”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de Administrador Único de la misma, en virtud de escritura otorgada, ante el Notario de Madrid, D. Ignacio Manrique Plaza, con el número 2031 de orden de su protocolo.

Asimismo, interviene en nombre y representación de la sociedad Aurinka Photovoltaic Group, S.L., domiciliada en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid, constituida por tiempo indefinido mediante escritura pública otorgada ante el notario de Guadarrama, D. Agustín Diego Isasa,  el día  9 de noviembre de 2.010, bajo el número 1.615 de orden de su protocolo,  inscrita en el Registro Mercantil de Madrid al tomo 28.345 , folio 156, hoja M-510497, y con Código de Identificación Fiscal B-86070547 (“Aurinka”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de Administrador Único de la misma, en virtud de escritura de constitución antes mencionada.

Y DE OTRA PARTE

(3)	D. Benjamín Llaneza Caruana, cuyos datos personales y de identificación constan más arriba.

Interviene en nombre y representación de la sociedad Ferrosolar R&D, S.L.,  domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido, mediante escritura otorgada ante el notario de Madrid, D. Antonio de la Esperanza Rodríguez,  el día  31 de mayo de 2016, bajo el número 2.080 de orden de su protocolo,  inscrita en el Registro Mercantil de Madrid al tomo 34.796, folio 180,  sección 8, hoja M-625891, y con Código de Identificación Fiscal B-87576740 (“R&DCo”). Ostenta dicha representación, que asegura vigente, en virtud escritura otorgada el día 24 de febrero de 2017, ante el Notario de Madrid, D. Ignacio Manrique Plaza, con el número 527 de orden de su protocolo.

(4)	Dña. Clara Cerdán Molina, cuyos datos personales y de identificación constan más arriba.

Interviene en nombre y representación de la sociedad Ferrosolar OpCo Group, S.L., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Antonio de la Esperanza Rodríguez, el día 31 de mayo de 2016, bajo el número 2.079 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 34796, folio 167, hoja M-625889, y con Código de Identificación Fiscal B-87576567 (en adelante, “Opco”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de apoderado, en virtud de poder otorgado a su favor por dicha sociedad, el cual ha sido elevado a público en el día de hoy, mediante escritura otorgada ante el Notario de Madrid, D. Ignacio Manrique Plaza.

En adelante, Grupo FAT, SFS, FAT, Blue Power y Aurinka serán conjuntamente denominadas las “Partes” y cada una de ellas individualmente una “Parte”.

Las Partes y la Sociedad Beneficiaria declaran tener capacidad legal suficiente para celebrar este acuerdo de resolución del Joint Venture Agreement y demás acuerdos derivados del mismo, por lo que

EXPONEN

(A)

Que, con fecha 20 de diciembre de 2016, las Partes suscribieron un acuerdo de Joint Venture, el cual fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 3.539 de su protocolo, y posteriormente fue novado mediante acuerdo suscrito entre las Partes de fecha 24 de febrero de 2017, que fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 524 de su protocolo (en adelante, el acuerdo de Joint Venture según resulta tras la novación del mismo, será denominado el “JVA”).

(B)	Que, en el marco del JVA, las Partes acordaron ejecutar un nuevo establecimiento industrial para la producción de silicio calidad solar en La Nava, Puertollano.
(C)	Que las sociedades R&DCo y Opco fueron constituidas en virtud de lo establecido en el JVA.
(D)

Que las Partes,  la Sociedad Beneficiaria, OpCo y R&DCo han suscrito, en el día de hoy, un contrato-marco de transacción, de resolución de mutuo acuerdo del JVA y demás acuerdos derivados del mismo y asunción de compromisos complementarios (en adelante, el “Contrato de Transacción”).

(E)

Que, en virtud de lo dispuesto en la Cláusula 2 del Contrato de Transacción, las Partes y la Sociedad Beneficiaria llevarán a cabo una serie de actuaciones en unidad de acto, entre las que se encuentra la resolución del JVA y de los contratos que se relacionan en la Cláusula 1.2 siguiente (los “Contratos del Proyecto”).
(F)

Que Grupo FAT, como accionista único, está actualmente llevando a cabo un proceso de reorganización societaria y empresarial en su filial FAT, con el objeto de promover y facilitar la gestión separada e independiente de cada una de las ramas de negocio. En este contexto, el pasado 2 de abril de 2019, se firmó ante notario la escisión parcial sin extinción de FAT mediante la transmisión en bloque y por sucesión universal de su rama financiera del negocio, consistente en la tenencia de participaciones, acciones y/o cuotas sociales que confieren la mayoría del capital social en otras sociedades, a favor de la Sociedad Beneficiaria, recibiendo el accionista único, esto es Grupo FAT, la totalidad de las participaciones sociales en que se divide el capital social de la Sociedad Beneficiaria. La transmisión en bloque que se traspasa a la Sociedad Beneficiaria incluye, entre otras, las participaciones sociales de OpCo que antes de la ejecución de la escisión financiera eran propiedad de FAT. Por tanto, dado que con fecha 28 de junio de 2019 se inscribió la referida escisión y la Sociedad Beneficiaria quedó efectivamente constituida, a día de hoy es la Sociedad Beneficiaria la titular de todas las participaciones sociales de OpCo trasmitidas en virtud de dicha escisión.

En virtud de lo anterior, las Partes, la Sociedad Beneficiaria, R&DCo y OpCo reconociéndose mutuamente capacidad para ello, acuerdan suscribir el presente acuerdo (“Acuerdo de Resolución”) con sujeción a las siguientes

CLÁUSULAS

1.	RESOLUCIÓN DE MUTUO ACUERDO
1.1.	Las Partes acuerdan libremente resolver de mutuo acuerdo el JVA y con efectos a partir de esta misma fecha.
1.2.

Las Partes, R&DCo y OpCo acuerdan libremente resolver de mutuo acuerdo los Contratos del Proyecto de los que cada una de ellas es parte que se relacionan a seguidamente, con efectos a partir de las fechas que se indican a continuación:

a)

El consultancy services agreement suscrito el 24 de febrero de 2017 entre Blue Power y R&DCo, el cual nunca ha sido aplicado, pues las Partes decidieron sustituirlo por el consultancy services agreement suscrito el 28 de abril de 2017 entre FAT y Aurinka,  y, por tanto, queda resuelto con efectos a partir del 24 de febrero de 2017.

b)

El consultancy services agreement suscrito el 28 de abril de 2017 entre FAT y R&DCo el cual nunca ha sido aplicado por las partes y que, por tanto, queda resuelto con efectos a partir del 28 de abril de 2017.

c)	El technology licence agreement suscrito el 24 de febrero de 2017 y modificado el 24 de febrero de 2018 entre OpCo y R&DCo, el cual queda resuelto con efectos a partir del 1 de enero de 2019.

d)

El consultancy services agreement suscrito el 24 de febrero de 2017 y modificado el 1 de enero de 2019 entre SFS y R&DCo. Este contrato, tal y como fue modificado, queda resuelto con efectos a partir del 1 de enero de 2019.

e)

El technology licence agreement suscrito el 24 de febrero de 2017 y modificado el 1 de enero de 2019 entre SFS y R&DCo. Este contrato, tal y como fue modificado, queda resuelto con efectos a partir del 1 de enero de 2019.

f)	El contrato de suministro de silicio suscrito el 24 de febrero de 2017 entre FAT y OpCo, el cual queda resuelto con efectos a partir de la presente fecha.
g)	Como consecuencia de lo expuesto anteriormente, el JVA y los Contratos del Proyecto quedan resueltos y extinguidos con efectos a partir de las fechas indicadas anteriormente.
1.1.	Obligaciones de confidencialidad

No obstante la resolución del JVA y de los Contratos del Proyecto, las Partes acuerdan expresamente que las únicas obligaciones previstas en dichos acuerdos que sobrevivirán a la terminación de los mismos son las obligaciones de confidencialidad, así como cualesquiera otras que por su naturaleza debieran sobrevivir, las cuales continuarán vigentes y serán de obligado cumplimiento para las Partes.

2.	AUSENCIA DE RECLAMACIONES Y RENUNCIA

Las Partes, la Sociedad Beneficiaria, R&DCo y OpCo declaran expresamente que no tienen nada que reclamarse entre ellas en virtud de lo dispuesto en el JVA ni en ninguno de los Contratos del Proyecto de los que todas o algunas de ellas son parte. Asimismo, las Partes declaran que, ni en relación con el JVA ni con ninguno de los Contratos del Proyecto, existen a día de hoy deudas, facturas pendientes de abono, reclamaciones, daños o contingencias pendientes que puedan ser objeto de reclamación futura por parte de ninguna de ellas, renunciando las Partes, la Sociedad Beneficiaria, R&DCo y OpCo a ejercitar entre sí o frente a cualesquiera terceros acciones judiciales o extrajudiciales derivadas de lo dispuesto en el JVA y/o en los Contratos el Proyecto.

3.	LEY APLICABLE Y JURISDICCIÓN

Las obligaciones y derechos de las Partes, de la Sociedad Beneficiaria, de R&DCo y de OpCo, en lo no previsto expresamente en este Acuerdo de Resolución, se regirán por lo dispuesto en legislación española común y quedan sometidas a la jurisdicción de los Juzgados y Tribunales de Madrid capital.

[Sigue hoja de firmas]

Y PARA QUE CONSTE Y EN PRUEBA DE CONFORMIDAD, las Partes firman este Acuerdo de Resolución por duplicado, a un solo efecto, en el lugar y en la fecha indicados en el encabezamiento, visando cada página.

GRUPO FERROATLÁNTICA, S.A.U.SILICIO FERROSOLAR, S.L.U.

FERROATLÁNTICA, S.A.U.BLUE POWER CORPORATION, S.L.

AURINKA PHOTOVOLTAIC GROUP, S.L.FERROSOLAR OPCO GROUP, S.L.

FERROSOLAR R&D, S.L.FERROATLÁNTICA PARTICIPACIONES, S.L.U.